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                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT
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To the Board of Directors and Shareholders of Physician Support Systems, Inc.:

We consent to the incorporation by references in this Registration Statement of National Data Corporation on Form S-4 of our report dated March 20, 1997 as to the Physician Support Systems, Inc. consolidated financial statements appearing in the Annual Report on Form 10-K of Physician Support Systems, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
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New York, New York
November 10, 1997